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                                                                    EXHIBIT 11.1


                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


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
                                                 For the Year Ended December 31,
                                             ---------------------------------------
                                                1996          1995            1994
                                             ----------    ----------     ----------
Net Investment Income                        $  772,453    $1,725,971     $1,758,135

Percentage Allocable to Limited Partners             99%           99%            99%
                                             ----------    ----------     ----------

Net Investment Income
    Allocable to Limited Partners            $  764,728    $1,708,711     $1,740,554
                                             ==========    ==========     ==========

Weighted Average Number of Limited
    Partnership Units Outstanding             1,186,294     1,285,717      1,413,240
                                             ==========    ==========     ==========

Net Investment Income
    Per Limited Partnership Unit                    .64    $     1.33     $     1.23
                                             ==========    ==========     ==========
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